As filed with the Securities and Exchange Commission on January ___, 2002.

                          REGISTRATION NO. 333-________
 ------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                 NUI CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                            ------------------------
               New Jersey                                   22-3708029
               ----------                                   ----------
(State or Other Jurisdiction of Incorporation)   (I.R.S. Employer Identification
                                                   Number)


                                550 Route 202-206
                                  P.O. Box 760
                        Bedminster, New Jersey 07921-0760
                                 (908) 781-0500
                                 --------------
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                            ------------------------
                                 John Kean, Jr.
                                550 Route 202-206
                                  P.O. Box 760
                        Bedminster, New Jersey 07921-0760
                                 (908) 781-0500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ---------------------

                            Michael W. Zelenty, Esq.
                        Pitney, Hardin, Kipp & Szuch LLP
                                200 Campus Drive
                            Florham Park, New Jersey
                                 (973) 966-6300


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                    Proposed                  Amount of
Title of each class of              maximum                   maximum
securities to be                    aggregate                 registration
registered                          offering price(1)(2)(3)   fee
Debt Securities(4)
--------------------                -----------------------   ------------

Preferred  Stock, no par value per
share (5)

Common  Stock,  no par  value  per
share(6)


Total                               $150,000,000              $35,850


(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate initial offering price of all securities offered from time to time exceed $150,000,000, or the equivalent thereof in foreign currencies. The aggregate amount of common stock is further limited to that which is permissible under Rule 415(a)(4). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) We will determine the proposed maximum initial offering price per unit from time to time, in connection with, and at the time of the issuance by us of the securities registered hereunder.

(4) Subject to Footnote (2), we are registering hereunder an indeterminate principal amount of debt securities as we may issue from time to time. If any such debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $150,000,000.

(5) Subject to Footnote (2), we are registering hereunder an indeterminate number of shares of preferred stock as we may issue from time to time.

(6) Subject to Footnote (2), we are registering hereunder an indeterminate number of shares of common stock as we may (a) issue from time to time, including common stock issuable upon conversion or exchange of debt securities; and (b) sell by or for the account of selling shareholders.

                                 ---------------

NUI hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until NUI shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement that contains this prospectus and that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus subject to completion, January 30, 2002

[Insert Logo]

                                  $150,000,000

                                 NUI CORPORATION

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                 ---------------

The following are types of securities that we may offer and sell from time to time under this prospectus:

o debt securities consisting of notes, debentures, or other evidences of indebtedness, in one or more series which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

o           shares of our preferred stock, no par value per share; and

o           shares of our common stock, no par value per share.

We will describe the specific terms of the particular securities being offered and the manner in which we will sell them in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Also, shares of common stock may be offered from time to time by our shareholders. Any selling shareholders will be identified, and the number of shares to be offered by them will be set forth in a supplement to this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol "NUI." On January 25, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $22.35 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
                                 ---------------

You should carefully review "Risk Factors" beginning on page 6 for a discussion of matters to consider when investing in our securities.

This prospectus may not be used to consummate sales of the securities unless accompanied by a prospectus supplement.

                                 ---------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is _____, 2002

                                TABLE OF CONTENTS

                                                                  Page
                                                                  ----

About this Prospectus................................................3
Prospectus Summary...................................................4
Risk Factors.........................................................6
Forward Looking Statements..........................................12
Incorporation of Certain Documents by Reference.....................12
Use of Proceeds ....................................................13
Ratio of Earnings to Fixed Charges and Earnings to
  Fixed Charges and Preferred Stock Dividends.......................13
Description of Debt Securities......................................14
Description of Capital Stock........................................23
Selling Shareholders................................................25
Plan of Distribution................................................25
Legal Matters.......................................................27
Experts.............................................................27
Where you Can Find More Information.................................27


We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained or incorporated by reference in this prospectus or in any prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it. This prospectus and the accompanying prospectus supplement are not an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of any offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the dates on their covers, unless the information specifically indicates that another date applies. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                              About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, up to $150,000,000 of any combination of the securities described in this prospectus. Certain of our shareholders may use this prospectus to offer and sell our common stock that they own as described in "Selling Shareholders".

In this prospectus we use the terms "NUI," "we," "us," and "our" to refer to NUI Corporation, a New Jersey corporation.

This prospectus provides you with a general description of the securities we may sell and the common stock that the selling shareholders may sell. Each time we sell securities under this prospectus, we will provide an accompanying prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement, together with additional information described under "Where You Can Find More Information" and any additional information you may need to make your investment decision.

                               Prospectus Summary

The Company

NUI is a multi-state holding company engaged in the sale and distribution of natural gas, energy commodity trading and marketing, and telecommunications. Our utility divisions serve more than 376,000 customers in six states along the eastern seaboard of the United States and comprise Elizabethtown Gas (NJ), City Gas Company of Florida, North Carolina Gas, Valley Cities Gas (PA), Elkton Gas
(MD) and Waverly Gas (NY). Our non-regulated businesses include NUI Energy Brokers, an energy wholesaler; NUI Energy, Inc, an energy retailer; NUI Energy Solutions, Inc., an energy project development and consulting company; NUI Environmental Group, Inc., an environmental project development company; Utility Business Services, Inc., a customer and geographic information systems and services company; NUI Telecom, Inc., a full- service telecommunications company, and TIC Enterprises, LLC, a sales outsourcing company. Our operations are organized and managed under three primary segments: Distribution Services, Wholesale Energy Marketing and Trading Services and Retail and Business Services. We also have corporate operations that do not generate any revenues.

Distribution Services Segment. Our Distribution Services segment distributes natural gas in six states through our regulated utility divisions. Such distribution services are regulated as to price, safety and return by the regulatory commissions of the states in which we operate. This segment serves approximately 376,000 customers, of which 67% are in New Jersey and 33% are in other states. Most of our utility customers are residential and commercial customers who purchase gas primarily for space heating.

Wholesale Energy Marketing and Trading Segment (formerly Energy Sales & Services). Our Wholesale Energy Marketing and Trading Services segment reflects the operations of our NUI Energy, NUI Energy Brokers and NUI Energy Solutions subsidiaries, as well as off-system sales by the utility divisions. Together, this segment offers wholesale and retail energy sales, energy portfolio management, risk management, utility asset management, project development and energy consulting services.

Retail and Business Services Segment (formerly Customer Services). Our Retail and Business Services segment is comprised of our subsidiaries Utility Business Service, Inc., NUI Telecom, Inc. and TIC Enterprises, our sales outsourcing subsidiary, and our appliance business operations. This segment provides telecommunications services, including local, long distance, cellular, internet and data communications services; appliance repair, maintenance, installation and leasing; customer information system services including bill printing, mailing, collection and payment processing; network analysis; facilities database management; and operations mapping and field computing for other utilities. This segment, through our TIC Enterprises subsidiary, also provides sales recruiting, training and management for sales professionals and sales and marketing services for various businesses in the telecommunications industry.

NUI Environmental. NUI Environmental is an environmental project development company that we formed to develop a solution to the rapidly decreasing accessibility of the New York/New Jersey harbor to international commercial shipping traffic. NUI Environmental received a contract from the State of New Jersey in November 2000 to complete a pilot study to demonstrate the effectiveness of an innovative process for the treatment of dredged material from New York Harbor.

Business Strategy

Our strategy is to leverage core competencies in energy, telecommunication and business services to create a mix of businesses that benefit customers and shareholders, while reducing risk. The cornerstone of this strategy is our regulated utility distribution operations. The consistency of cash flows and the industry expertise learned over the past century and a half from these regulated operations has enabled us to expand over the past decade through the creation of complementary non-regulated businesses.

Our energy strategy is designed around physical assets. We intend to establish energy trading hubs near the utility distribution businesses we own along the East Coast. In creating such hubs, we, through NUI Energy Brokers, can leverage our knowledge of the local market and the energy commodity to opportunistically reduce risk and expenses for our utilities, while improving our overall return. Our recent acquisition of Virginia Gas Company and the announced expansion of pipeline assets in Florida are the latest example of this strategy. Virginia Gas provides us with significant natural gas storage capacity in a key energy marketplace. In the future, these storage assets may be utilized for electricity generation citing, pipeline expansion or in support of natural gas distribution expansion. The Florida pipeline expansion provides similar opportunities in the future, as electricity generation construction and utility service territory growth are likely to occur.

Our telecommunication and business services strategy is also designed around physical assets. In these businesses, we intend to leverage our knowledge of commercial and utility customers to create opportunities for growth. We intend to grow these businesses into "pure play" companies that will achieve sufficient size and scale to succeed.

Our headquarters are located at 550 Route 202-206, Bedminster, New Jersey, and our telephone number at that address is (908) 781-0500.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus and any prospectus supplement. See "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

                                  Risk Factors

An investment in our securities involves significant risks. You should carefully read and consider the risks described below and all of the other information we have included, or incorporated by reference, in this prospectus and any accompanying prospectus supplement before you decide to buy our securities.

Our Company has a limited history of operating in a competitive environment.

Historically, the installation and maintenance of natural gas distribution systems and transmission of natural gas to end-use customers has represented the majority of our assets and the majority of our income. In 1996, when we began to separate, or "unbundle," our sales of natural gas from our sales of gas transportation and storage services, the traditional regulated natural gas operations represented nearly all of our business. Today, that percentage is shrinking as our unregulated businesses have grown to represent 54% of our total revenues and 20% of pre-tax operating income for the fiscal year ended September 30, 2001.

Unlike our regulated natural gas operations, our unregulated businesses are not guaranteed any rate of return on capital investment through predetermined rates, and revenues and results of operations are likely to depend, in large part, upon prevailing market conditions. We have a limited history of operating many of our unregulated businesses. Among other things, our 1997 investment in TIC Enterprises (which in May 2001 we expanded into 100% ownership) was our first entry into the business of recruiting, training and managing sales professionals and serving as sales and marketing representatives for other businesses, including several telecommunications firms. Our November 1999 acquisition of International Telephone Group (which became NUI Telecom) represented a significant expansion into the field of telecommunications. If some or all of our unregulated businesses are unsuccessful, that would adversely effect our results of operations. We will not be able to recover any losses incurred by these businesses in our utility rates.

NUI Telecom may be unable to compete successfully with larger communications companies and other communications service providers and agents.

The market for communications services is extremely competitive. We expect that this competition will continue to intensify as new communications service providers and agents enter the market. The local access, long distance, wireless and Internet services we market compete for customer recognition with other providers offering similar services. NUI Telecom competes directly with other communications services agents and indirectly with national, regional and local communications providers of local access, long distance, wireless and Internet services. Many of these competitors have greater name recognition and financial, marketing and other resources. As a result, NUI Telecom may be unable to successfully compete against its competitors' pricing strategies, technology advances, advertising campaigns and other initiatives. NUI Telecom will need to distinguish itself by its communications services knowledge, its ability to offer a range of services and its responsiveness to the customer. If NUI Telecom is unsuccessful in this intensely competitive market, that would adversely effect our results of operations.

Our sales outsourcing business is subject to intense competition and downturns in the telecommunications industry.

Our sales outsourcing business, TIC Enterprises, sells products and services of its clients to business customers primarily in the telecommunications and delivery services markets. TIC's sales revenues are therefore dependent not only on the overall level of demand in the markets for those products and services, but also on the specific demand for the products of the companies that TIC represents. Competition in TIC's markets is strong, and the telecommunications industry in particular has suffered from weak demand, with little signs of improvement. Also, other sales outsourcing companies, or sales agencies offering competing services, may erode TIC's market for clients. If TIC is unsuccessful in this intensely competitive market, that would adversely effect our results of operations.

The natural gas industry is highly competitive.

Competition is intense in all of our markets. Some of our competitors have greater financial resources and access to larger supplies of natural gas than those available to us. These resources could allow those competitors to price their services more aggressively than we do, which could cause us to lose existing customers or to be unable to attract and acquire new customers.

The renewal or replacement of the existing long-term contracts with our natural gas customers at rates sufficient to maintain current revenues and cash flows depend upon a number of factors beyond our control, including:

o        competition from other pipelines or gas storage facilities;

o        the price of, and demand for, natural gas in markets served; and

o        the viability of our expansion projects.

We also compete with distributors of other fuels and forms of energy, including electricity, fuel oil and propane, in all portions of the territories in which we have gas distribution mains. Gas distributors such as us can expect increased competition from electricity as deregulation in that industry decreases prices and increases supply sources.

The unbundled sale of gas to customers is subject to competition from unregulated marketers and brokers, which generally do not bear the obligations or costs related to operating a regulated utility. We also face the risk of loss of transportation service for large industrial customers that may have the ability to build connections to interstate gas pipelines and bypass our distribution system.

Natural gas price stability and natural gas price volatility each present risks to our business which could adversely effect our revenues and cash flow.

Our storage business benefits from large price swings and peaking resulting from seasonal price sensitivity through increased withdrawal charges and demand for non-storage hub services. If volatility and seasonality in the natural gas industry decrease, because of increased storage capacity throughout the pipeline grid, increased production capacity or otherwise, the demand for our storage services and, therefore, the prices that we will be able to charge for those services, may decline.

Our wholesale trading subsidiary, NUI Energy Brokers, offers its customers the ability to manage some of the risks inherent in natural gas price fluctuations. Thus, our trading business also benefits from price volatility for natural gas and gas transportation capacity. By taking positions in contractual rights to provide or receive gas at various locations at various points in time, our traders can achieve higher margins if prices change greatly rather than remaining stable. Long periods of stable prices could significantly reduce our trading profits.

NUI Energy Brokers uses derivatives for multiple purposes, including: to hedge price commitments and minimize the risk of fluctuating gas prices, to take advantage of market information and opportunities in the marketplace, and to fulfill its trading strategies and, therefore, ensure favorable prices and margins. These derivative instruments include forwards, futures, options and swaps. We use derivatives and hedging techniques in an effort to reduce and manage the price risk inherent in volatile markets. However, those risks can not be completely eliminated, and we could incur financial losses in the future as a result of volatility in the market values of the underlying commodities or if one of our counterparties fails to perform under a contract.

Personal injury, mechanical failure and damage to the storage and related facilities could have an adverse effect on revenues and cash flow from our storage assets.

Our storage operations are subject to all of the risks generally associated with the storage of natural gas, a highly volatile product, including personal injuries and damage to storage facilities, related equipment and surrounding properties caused by hurricanes, weather and other acts of God, fires and explosions, subsidence, as well as leakage of natural gas. Our storage facilities incorporate certain primary and backup equipment which, in the event of mechanical failure, might take some time to replace. Any prolonged disruption to the operations of our storage facilities, whether due to mechanical failure, labor difficulties, destruction of or damage to such facilities, severe weather conditions, interruption of transportation or utilities service or other reasons, could have a material adverse effect on our business, results of operations and financial condition. Additionally, some of our storage contracts obligate us to indemnify the customer for any damage or injury occurring during the period in which the customer's natural gas is in our possession. In order to minimize the effects of any such incident, we maintain insurance coverage which includes property and business interruption insurance. We believe that this insurance coverage is adequate; however, you cannot be sure that the proceeds of any such insurance would be paid in a timely manner or be in an amount sufficient to meet our needs if such an event were to occur.

Terrorist attacks aimed at our facilities could adversely affect our business.

On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scale. Since the September 11 attacks, the United States government has issued warnings that energy assets, specifically our nation's natural gas pipeline infrastructure, may be the future target of terrorist organizations. These developments have subjected our operations to increased risks. Any future terrorist attack on our facilities, those of our customers and, in some cases, those of other pipelines, could have a material adverse effect on our business.

Our storage business depends upon neighboring pipelines to transport natural gas.

To obtain natural gas, our storage business depends on the pipelines to which it has access. Many of these pipelines are owned by parties not affiliated with us. Any interruption of service on those pipelines or adverse change in their terms and conditions of service could have a material adverse effect on our ability (and the ability of our customers) to transport natural gas to and from our facilities and a corresponding material adverse effect on our storage revenues. In addition, the rates charged by those interconnected pipelines for transportation to and from our facilities affect the utilization and value of our storage services. Significant changes in the rates charged by those pipelines or the rates charged by other pipelines with which the interconnected pipelines compete could also have a material adverse effect on our storage revenues.

Our natural gas business could be adversely affected by governmental regulation.

The construction, operation, maintenance, safety, and rates of our pipelines and gas storage facilities are typically regulated by state regulatory commissions with jurisdictional authority and are also subject to federal regulation and oversight with respect to safety issues. The significant regulatory factors that have previously affected this aspect of our business or could affect it from time to time include the following:

o regulatory authorities may not allow us to charge rates sufficient to recover our costs; and

o regulatory authorities may prohibit, delay, or restrict our ability to build pipelines and gas storage facilities needed to access the marketplace.

Our tariffs associated with our utility operating divisions provide purchased gas adjustment clauses through which rates charged to customers are adjusted for changes in the cost of gas on a reasonably current basis. Increases in other utility costs and expenses not otherwise offset by increases in revenues or reductions in other expenses could have an adverse effect on earnings due to the time lag associated with obtaining regulatory approval to recover such increased costs and expenses, and the uncertainty of whether regulatory commissions will allow full recovery of such increased costs and expenses.

Our results are affected by fluctuations in demand due to weather.

We experience quarter-to-quarter fluctuations in our financial results because our natural gas sales and pipeline throughputs are affected by changes in demand for natural gas, primarily because of the weather. In particular, demand on our Elizabethtown Gas system in New Jersey fluctuates due to weather variations because of the many seasonal heating customers that are served by that system. As a result, the winter months have historically generated more income than summer months on the Elizabethtown system. Our efforts to minimize such effects may not have the desired impact on future quarter-to-quarter fluctuations resulting from seasonal demand patterns.

We are subject to liabilities and costs under environmental laws.

Our operations are subject to federal, state and local laws and regulations, including those relating to the protection of the environment, natural resources, health and safety, waste management, and transportation of hydrocarbons and chemicals. Sanctions for noncompliance may include administrative, civil and criminal penalties, revocation of permits and corrective action orders. Environmental laws have become more stringent over the years. These laws sometimes apply retroactively. As a result of our historical waste disposal practices, we may incur material environmental costs and liabilities that may not be covered by insurance. In addition, a party can be liable for environmental damage without regard to that party's negligence or fault. Therefore, we could have liability for the conduct of others, or for acts that were in compliance with all applicable laws at the time we performed them. There also may be no assurance that we have discovered and identified all acquisition liabilities, including liabilities arising from non-compliance with governmental regulation and environmental laws by former owners, and for which we, as the new owner, may be responsible.

Our natural gas operations are subject to many hazards and operating risks that may not be covered fully by insurance.

Our operations are subject to many hazards. These hazards include:

o damage to pipelines, related equipment and surrounding properties caused by hurricanes, floods, fires and other natural disasters;

o     inadvertent damage from construction and farm equipment;

o     leakage of natural gas and other hydrocarbons;

o     fires and explosions; and

o other hazards, including those associated with our gas, that could also result in personal injury and loss of life, pollution and suspension of operations.

We have insurance to protect against many of these liabilities. This insurance is capped at certain levels and does not provide coverage for all liabilities. Our insurance may not be adequate to cover all losses or liabilities that we might incur in our operations. Moreover, we may not be able to maintain insurance at adequate levels or at reasonable rates. Particular types of coverage may not be available in the future. Should catastrophic conditions occur that interrupt delivery of gas for any reason, such occurrence could have a material impact on the profitability of our operations.

Our exemption under the Public Utility Holding Company Act could negatively impact our ability to acquire additional utility assets or securities and could be challenged by the Securities and Exchange Commission.

We believe that we qualify for an exemption from the Public Utility Holding Company Act of 1935, except from provisions that regulate the acquisition of securities of public utility companies. We have claimed an intrastate exemption based on the fact that we and our utility subsidiaries conduct our utility operations predominantly in the State of New Jersey. Our ability to acquire additional utility assets or securities outside New Jersey could be limited if we want to maintain this exemption from regulation as a holding company under the Holding Company Act. However, we have been divesting utility assets outside of New Jersey and currently expect to continue our utility focus in New Jersey.

In addition, while our claim of exemption became effective upon filing of the required exemption statement, the SEC may subsequently revoke our exemption if it believes that we do not qualify for the exemption, or if it finds that our exemption is "detrimental to public interest or the interest of investors or consumers." You should be aware that the SEC has not affirmatively approved an intrastate exemption for a holding company with a similar level of utility activity outside its state of incorporation. We have not, however, sought, nor do we plan to seek, any affirmative approval from the SEC with respect to our exemption. Moreover, the SEC has not attempted to revoke similar intrastate exemption claims by other holding companies with a similar amount of utility operations in states other than their state of incorporation. There can be no assurances, however, that the SEC will not exercise its revocation authority in the future.

Our gas marketing operations involve market and price risks.

As part of our gas marketing activities, we purchase natural gas at a price determined by prevailing market conditions. Simultaneously with our purchase of natural gas, we generally resell natural gas at a higher price under a sales contract that is comparable in terms to our purchase contract, including any price escalation provisions. In most instances, small margins are characteristic of natural gas marketing because there are numerous companies of greatly varying size and financial capacity who compete with us in the marketing of natural gas. The profitability of our natural gas marketing operations depends on the following factors:

o our responsiveness to changing markets and our ability to negotiate natural gas purchase and sales agreements in changing markets;

o     reluctance by end-users to enter into long-term purchase contracts;

o consumers' willingness to use other fuels when natural gas prices get too high;

o timing of imbalance or volume discrepancy corrections and their impact on financial results; and

o     the ability of our customers to make timely payment.


We rely on key personnel.

We believe that our ability to successfully implement our business strategy and to operate profitably depends on the continued employment of our senior management team led by Mr. John Kean, Jr. While we have stock-based compensation programs designed to retain and motivate our key executives and to align their interests with those of our shareholders, we may not be able to retain our senior management team. If Mr. Kean or other members of the senior management team become unable or unwilling to continue in their present positions, our business and financial results could be materially adversely affected.

We may have difficulty securing additional financing, and our activities may be restricted by debt covenants.

Our growth strategy is capital intensive and depends on our ability to successfully acquire or construct additional pipeline systems. Our ability to implement this strategy depends upon our ability to obtain financing for such acquisitions and construction projects. To date, we have satisfied substantially all of our working capital needs through cash flow from operations, the issuance of long-term debt, the public sale of our common stock, and short-term borrowings.

We have entered into a credit agreement dated as of December 19, 2001 with a syndicate of banks which provides for a financing commitment up to $80 million through December 18, 2002. There is no assurance that we will not need additional funds to implement our growth strategy, or that any needed longer term financing funds will be available, if at all, on acceptable terms. We will need to refinance any balances due under the existing credit agreement on December 18, 2002 if that facility is not renewed. If we are unable to refinance or raise additional funds, it will have a material adverse effect on our operations. If we raise funds by selling additional equity securities, the share ownership of persons acquiring equity securities in such offering will be diluted. The credit agreement also contains a number of significant covenants limiting our ability to, among other things, borrow additional money, transfer or sell assets, create liens and enter into a merger or consolidation. These covenants also require us to meet certain financial tests. If we are unable to meet our debt service obligations or to comply with these covenants, there would be a default under the credit agreement. Such a default, if not waived, could result in acceleration of the repayment of our debt and have a material adverse effect on our operations.

As a holding company, our ability to pay dividends and meet our other obligations depends on the ability of our subsidiaries to pay dividends to us.

We are a holding company with no business operations. Our only significant asset is the outstanding capital stock of our operating subsidiaries. As a result, we are totally dependent on dividends from those subsidiaries to pay dividends on our common stock or on any preferred stock we may issue, and to meet our other obligations. The ability of our subsidiaries to pay dividends to us could be restricted as a result of their capital structure, decisions of their boards, availability of funds, and any applicable legal restrictions.

There is no assurance we will continue to declare dividends in the future.

Our common shareholders may receive dividends out of legally available funds if, and when, they are declared by our board of directors. Our current policy is to declare dividends at an annual rate of $0.98 per share of common stock. The amount of future cash dividends, if any, will depend upon future earnings, results of operations, capital requirements, covenants contained in our various financing agreements, our financial condition and certain other factors. We cannot assure you that dividends will be paid in the future.

The price of our securities may become less stable as our business mix increases.

The trading price and trading volume of our common stock has historically been relatively stable. However, as we increase our focus on our unregulated businesses, our securities could become subject to greater price and volume fluctuations. This volatility, in addition to the volatility of the stock market in general, may adversely affect the market price of our securities.

Anti-takeover provisions of our certificate of incorporation and bylaws and New Jersey law could make an acquisition of our company more difficult.

Our certificate of incorporation and bylaws and New Jersey law include provisions that could delay or make it more difficult for a third party to acquire us. We have also enacted certain anti-takeover measures, including a shareholder rights plan. In addition, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote of action by our shareholders. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. As a result of these measures and others, potential acquirers of us may find it more difficult or be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to their transactions. There is no assurance that such provisions will not have an adverse effect on the market value of our securities.

There is no assurance that a public market will develop for certain of the securities which may be offered and sold under this prospectus.

Any debt securities or preferred stock sold under this prospectus will be new issues of our securities with no established trading market. Underwriters to whom we sell any of those securities for public offering and sale may make a market in such securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. Consequently, no assurance can be given as to the liquidity of any secondary market for any of those securities.

                           Forward Looking Statements

The statements we make in this prospectus, in any prospectus supplement, or in the documents we have incorporated by reference that are not statements of historical fact, may be "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe," or similar terminology. The forward-looking statements may include discussions about business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, and statements concerning the integration into our business of the operations we have acquired. Although we believe that the expectations in such statements are or will be reasonable, any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. Our operations are subject to several uncertainties, risks and other influences, many of which are outside our control. Actual results may vary materially from anticipated results for a number of reasons, including those described under "Risk Factors" in this prospectus or in any prospectus supplement.

                 Incorporation of Certain Documents by Reference

The SEC allows us to "incorporate by reference" information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included in subsequent incorporated documents of by information that is included directly in this prospectus or any prospectus supplement.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.

           (1) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed with the SEC on December 21, 2001;

           (2) Our Current Report on Form 8-K filed with the SEC on January 30, 2002, reporting on our earnings for our fiscal quarter ended December 31, 2001 and a certain credit agreement; and

           (3) The description of NUI Holding Company's common stock, without par value (now our common stock), contained in NUI Holding Company's registration statement on Form 8-A, filed with the SEC on May 28, 1982, and Amendment No. 1 thereto on Form 8-A/A, filed with the SEC on September 16, 1993 (File No. 1-8353), and the description of the rights which are attached to our common stock that is contained in our registration statement on Form 8-A filed with the SEC on March 6, 2001.

We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date of the termination of the offering pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act. We also incorporate by reference additional documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                                 NUI Corporation
                                550 Route 202-106
                                  P. O. Box 760
                        Bedminster, New Jersey 07921-0760
                                 (908) 781-0500


                                 Use of Proceeds

Except as may otherwise be described in an accompanying prospectus supplement relating to an offering of the securities, we intend to use the net proceeds from the sale of the securities offered under this prospectus and the prospectus supplement for general corporate purposes, including working capital, investment in subsidiaries and payment or partial payment of existing indebtedness. We will determine any specific allocation of the net proceeds of an offering of the securities to a specific purpose at the time of the offering and will describe the allocation in the related prospectus supplement.

                     Ratio of Earnings to Fixed Charges and
             Earnings to Fixed Charges and Preferred Stock Dividends

The ratio of our earnings to our fixed charges and earnings to fixed charges and preferred stock dividends for each of the fiscal years indicated:


                                                 Year Ended September 30,

                                           2001   2000    1999    1998    1997
                                           ----   ----    ----    ----    ----

Ratio of earnings to fixed charges         2.44   2.70    2.64    1.85    2.11

Ratio of  earnings  to  fixed  charges     2.44   2.70    2.64    1.85    2.11
and preferred stock dividends


For these ratios, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense, including amounts capitalized, that portion of rent expense which management deems to be attributable to interest costs and amortization of debt expense.

                         Description of Debt Securities

The debt securities may be issued from time to time in one or more series under an Indenture (as defined below) between NUI, as issuer, and the trustee specified in the applicable prospectus supplement. The following summaries of certain provisions of the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of debt securities, including the definitions therein of certain terms. A copy of the form of the Indenture is included as an exhibit to the Registration Statement of which this prospectus is a part. The following summary is qualified in its entirety by reference to such exhibit. See "Where You Can Find More Information." Article and Section references used herein are references to the Indenture. Capitalized terms not otherwise defined in this Description of Debt Securities will have the meaning given in the Indenture. Whenever particular Sections, Articles or defined terms in the Indenture are referred to, it is intended that those Sections, Articles or defined terms shall be incorporated herein by reference.

The debt securities will constitute either indebtedness designated as Senior Indebtedness ("Senior Debt Securities"), indebtedness designated as Senior Subordinated Indebtedness ("Senior Subordinated Debt Securities") or indebtedness designated as Subordinated Indebtedness ("Subordinated Debt Securities"). Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities will each be issued under a separate indenture (individually an "Indenture" and collectively the "Indentures") to be entered into prior to the issuance of the debt securities. The Indentures will be substantially identical, except for provisions relating to subordination. See "--Subordination of Senior Subordinated Debt Securities and Subordinated Debt Securities," below. There will be a separate trustee under each Indenture. Information regarding the trustee under an Indenture will be included in any prospectus supplement relating to the debt the securities issued thereunder.

The following description sets forth certain general terms and provisions of the debt the securities to which any prospectus supplement may relate. The particular terms of the debt the securities and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such debt the securities.

General

The debt securities offered pursuant to this prospectus will be limited to $150,000,000 aggregate principal amount or (i) its equivalent (based on the applicable exchange rate at the time of sale), if the debt the securities are issued with principal amounts denominated in one or more foreign currencies, composite currencies or currency units, or (ii) such greater amount, if the debt the securities are issued at an original issue discount, as shall result in aggregate proceeds of $150,000,000 to NUI. The Indentures provide that additional debt the securities may be issued thereunder up to the aggregate principal amount authorized from time to time by NUI's Board of Directors. So long as a single trustee is acting for the benefit of the holders of all the debt the securities offered hereby and any such additional debt the securities issued under the Indentures, the debt the securities and any such additional debt the securities are herein collectively referred to as the "Indenture Securities." The Indentures also provide that there may be more than one trustee under the Indentures, each with respect to one or more different series of Indenture Securities. At any time when two or more trustees are acting, each with respect to only certain series, the term "Indenture Securities" as used herein means the one or more series with respect to which each respective trustee is acting and the powers and the trust obligations of each such trustee as described herein shall extend only to the one or more series of Indenture Securities for which it is acting as trustee. If there is more than one trustee acting for different series of Indenture Securities, then those Indenture Securities (whether of one or more than one series) for which each trustee is acting would be treated as if issued under a separate Indenture.

The applicable prospectus supplement will set forth a description of the particular series of debt securities being offered thereby, including but not limited to (Indentures, Section 3.1):

           (1) the designation or title of such debt securities;

           (2) any limit on the aggregate principal amount of such debt securities;

           (3) the percentage of their principal amount at which such debt securities will be offered;

           (4) the date or dates on which the principal of such debt securities will be payable and on which such debt securities will mature;

           (5) the rate or rates (which may be fixed or variable) at which such debt securities shall bear interest, or the method of determination of such rate or rates at which such debt securities shall bear interest, if any;

           (6) the date or dates from which interest will accrue or the method of determination of such date or dates, and the date or dates on which any such interest shall be payable;

           (7) whether such debt securities will be secured;

           (8) the currencies or currency units in which such debt securities are issued or payable;

           (9) the terms for redemption, extension or early repayment of such debt securities, if any;

           (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such debt securities are authorized to be issued;

           (11) if applicable, the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period and other conversion provisions;

           (12) the provisions for a sinking fund, if any;

           (13) whether such debt securities are issuable as a Global Security or Securities (as defined below);

           14) any index or formula to be used to determine the amount of payments of principal, premium, if any, and interest on such debt securities, and any commodities, currencies, currency units or indices, or value, rate or price, relevant to such determination;

           (15) if the principal of, premium, if any, or interest on such debt securities is to be payable, at the election of NUI or a holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currencies or currency units in which payment of the principal of, premium, if any, and interest on such debt securities as to which election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

           (16) if other than the principal amount thereof, the portion of the principal amount of such debt securities of the series which will be payable upon acceleration of the maturity thereof;

           (17) whether such debt securities are subordinate in right of payment to any Senior Indebtedness of NUI and, if so, the terms and conditions of such subordination and the aggregate principal amount of such Senior Indebtedness outstanding as of a recent date;

           (18) whether the interest, if any, on such debt securities is to be payable in securities of NUI and the terms and conditions applicable to any such payment;

           (19) any covenants to which NUI may be subject with respect to such debt securities;

           (20) the applicability of the provisions described under "Defeasance and Covenant Defeasance" below;

           (21) United States income tax consequences, if any;

           (22) the provisions for the payment of additional amounts with respect to any withholding taxes in certain cases;

           (23) any term or provision relating to such debt securities which is not inconsistent with the provisions of the Indenture;

           (24) the trustee; and

           (25) any other special terms pertaining to such debt securities.


Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any material federal income tax consequences and other special considerations with respect to any series of debt securities will be described in the prospectus supplement relating to any such series of debt securities.

If the purchase price of any series of debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of, premium, if any, and interest on any series of debt securities are payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such series of debt securities will be set forth in the applicable prospectus supplement.

Debt securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more commodities, currencies, currency units or indices. holders of such debt securities may receive a principal amount (including premium, if any) on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on the applicable dates of the applicable currency, currency unit, commodity or index. Information as to the methods for determining the amount of principal, premium, if any, or interest payable on any date, the currencies, currency units, commodities or indices to which the amount payable on such date is linked and any additional tax considerations will be set forth in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, holders of debt securities will not have the benefit of any specific covenants or provisions in the applicable Indenture or such debt securities in the event that NUI engages in or becomes the subject of a highly leveraged transaction, other than the limitations on mergers, consolidations and transfers of substantially all of NUI's properties and assets as an entirety to any person as described below under "--Consolidation, Merger and Sale of Assets."

Except as otherwise provided in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by NUI in New York, New York, except that at the option of NUI interest may be paid by check mailed to the person entitled thereto.

The debt securities will be issued only in fully registered form without coupons and may be presented for the registration of transfer or exchange at the corporate trust office of the trustee. Not all debt securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series.

Since NUI is a holding company, the rights of NUI, and the rights of its creditors, including the holders of the debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that NUI may be recognized as a creditor of the subsidiary. Generally, the debt securities will be effectively subordinated to all existing and future indebtedness of the operating subsidiaries of NUI.

Unless otherwise specified in an applicable prospectus supplement, the Indentures will not contain any provisions that limit the ability of NUI or any subsidiary of NUI to incur indebtedness or that afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving NUI or any of its subsidiaries.

Senior Debt Securities

The Senior Debt Securities will rank pari passu with all other unsubordinated debt of NUI and senior to the Senior Subordinated Debt Securities and Subordinated Debt Securities.

Subordination of Senior Debt Securities and Subordinated Debt Securities

The payment of the principal of, premium, if any, and interest on the Senior Subordinated Debt Securities and the Subordinated Debt Securities will, to the extent set forth in the respective Indentures and Indenture Supplements governing such Senior Subordinated Debt Securities and Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. (Indentures, Section 15.1.) Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of NUI, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities or the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities or Subordinated Debt Securities, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be, will be entitled to receive any payment upon the principal of, premium, if any, or interest on such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be. No payments on account of principal, premium, if any, or interest in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities may be made if there shall have occurred and be continuing in a default in the payment of principal of, or premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period, or a default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceedings shall be pending with respect to any such default. For purposes of the subordination provisions, the payment, issuance or delivery of cash, property or securities (other than stock, and certain subordinated securities, of NUI) upon conversion or exchange of a Senior Subordinated debt security or Subordinated debt security will be deemed to constitute payment on account of the principal of such Senior Subordinated debt security or Subordinated debt security, as the case may be.

By reason of such provisions, in the event of insolvency, holders of Senior Subordinated Debt Securities and Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness with respect thereto.

The term "Senior Indebtedness," when used with respect to any series of Senior Subordinated Debt Securities or Subordinated Debt Securities, is defined to include all amounts due on and obligations in connection with any of the following, whether outstanding at the date of execution of the Indentures or thereafter incurred, assumed, guaranteed or otherwise created (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein):

        (a) indebtedness, obligations and other liabilities (contingent or otherwise) of NUI for money borrowed or evidenced by bonds, debentures, notes or similar instruments;

        (b) reimbursement obligations and other liabilities (contingent or otherwise) of NUI with respect to letters of credit or bankers' acceptances issued for the account of NUI and interest rate protection agreements and currency exchange or purchase agreements;

        (c) obligations and liabilities (contingent or otherwise) of NUI related to capitalized lease obligations;

        (d) indebtedness, obligations and other liabilities (contingent or otherwise) of NUI related to agreements or arrangements designed to protect NUI against fluctuations in commodity prices, including without limitation, commodity futures contracts or similar hedging instruments;

        (e) indebtedness of others of the kinds described in the preceding clauses (a) through (d) that NUI has assumed, guaranteed or otherwise assured the payment of, directly or indirectly;

        (f) indebtedness of another person of the type described in the preceding clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance on property owned or held by NUI; and

        (g) deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability described in the preceding clauses (a) through (f) whether or not there is any notice to or consent of the holders of such series of Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be; except that, with respect to the Senior Subordinated Debt Securities, any particular indebtedness, obligation, liability, guaranty, assumption, deferral, renewal, extension or refunding shall not constitute "Senior Indebtedness" if it is expressly stated in the governing terms, or in the assumption or guarantee, thereof that the indebtedness involved is not senior in right of payment to the Senior Subordinated Debt Securities or that such indebtedness is pari passu with or junior to the Senior Subordinated Debt Securities and, with respect to Subordinated Debt Securities, any particular indebtedness, obligation, liability, guaranty, assumption, deferral, renewal, extension or refunding shall not constitute "Senior Indebtedness" if it is expressly stated in the governing terms, or in the assumption or guarantee, thereof that the indebtedness involved is not senior in right of payment to the Subordinated Debt Securities or that such indebtedness is pari passu with or junior to the Subordinated Debt Securities.

In certain circumstances, such as the bankruptcy or insolvency of NUI, bankruptcy or insolvency legislation may be applicable and the application of such legislation may lead to different results with respect to, for example, payments to be made to holders of debt securities, or priorities between holders of the debt securities and holders of Senior Indebtedness, than those provided for in the applicable Indenture.

If this prospectus is being delivered in connection with a series of Senior Subordinated Debt Securities or Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of NUI's most recent fiscal quarter.

Form, Exchange, Conversion, Transfer, and Payment

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in fully registered form in denominations of U.S. $1,000 or integral multiples thereof. (Indenture, Section 3.2) Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion and transfer of debt securities will be registerable, at the office or agency of NUI maintained for such purposes. No service charge will be made for any registration of a transfer or exchange of the debt securities, but NUI may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All monies paid by NUI to a Paying Agent for the payment of principal of, premium, if any, or interest on any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to NUI and thereafter the holder of such debt security may look only to NUI for payment thereof.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events are specified in the Indentures as Events of Default with respect to debt securities of any series (Indentures, Section 5.1):

        (a) failure to pay principal (or premium, if any) on any debt security of that series at its maturity, whether or not such failure is a result of the subordination provisions of the Indenture with respect to such series;

        (b) failure to pay any interest on any debt security of that series when due, continued for 30 days, whether or not such failure is a result of the subordination provisions of the Indenture with respect to such series;

        (c) failure to make any mandatory sinking fund payment, when due, continued for 30 days, in respect of any debt security of that series;

        (d) failure to perform any other covenant of NUI in the applicable Indenture or any other covenant to which NUI may be subject with respect to debt securities of that series (other than a covenant solely for the benefit of a series of debt securities other than that series), continued for 90 days after written notice as provided in the applicable Indenture;

        (e) acceleration of any indebtedness for borrowed money in a principal amount in excess of $15 million for which NUI or any Significant Subsidiary is liable, including debt securities of another series, or a default by NUI or any Significant Subsidiary in the payment at final maturity of outstanding indebtedness for borrowed money in a principal amount in excess of $15 million, and such acceleration or default at maturity shall not be waived, rescinded or annulled within 30 days after written notice to NUI thereof, unless such acceleration or default at maturity shall be remedied or cured by NUI or such Significant Subsidiary or rescinded, annulled or waived by the holders of such indebtedness, in which case such acceleration or default at maturity shall not constitute an Event of Default under this provision;

        (f) certain events of bankruptcy, insolvency or reorganization; and

        (g) any other Event of Default provided with respect to the debt securities of that series.

If an Event of Default with respect to outstanding debt securities of any series shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, by notice as provided in the applicable Indenture, may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series to be due and payable immediately, except that upon the occurrence of an Event of Default specified in (f) above, the principal amount (or in the case of original issue discount securities, such portion) of all debt securities will be immediately due and payable without notice. (Indentures, Section 5.2.) However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

The Indentures will provide that, subject to the duty of the respective trustees thereunder during an Event of Default to act with the required standard of care, each such trustee will be under no obligation to exercise any of its rights or powers under the respective Indentures at the request or direction of any of the holders, unless such holders shall have offered to such trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such trustee, or to exercise any trust or power conferred on such trustee, with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless (Indentures, Section 5.7):

           (1) such holder shall have previously given to the applicable trustee written notice of a continuing Event of Default;

           (2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the same series shall have made written requests, and offered reasonable indemnity, to such trustee to institute such proceeding as trustee; and

           (3) the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of, or premium, if any, and interest, if any, on such debt security on or after the respective due dates expressed in such debt security or the right to convert that holder's debt security in accordance with the Indentures (if applicable). (Indentures, Section 5.8.)

NUI will be required to furnish to the Trustees annually a statement as to the performance by NUI of its obligations under the respective Indentures and as to any default in such performance.

Modification and Waiver

Without the consent of any holder of outstanding debt securities, NUI and the trustees may amend or supplement the Indentures or the debt securities to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any holder of debt securities. (Indentures, Section 9.1.) Other modifications and amendments of the respective Indentures may be made by NUI and the applicable trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby (Indentures, Section 9.2):

        (a) change the stated maturity of the principal of, or any installment of principal of, or premium, if any, or interest on any debt security;

        (b) reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

        (c) reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

        (d) change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

        (e) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or redemption date thereof;

        (f) if applicable, modify the conversion provisions in a manner adverse to the holders thereof;

        (g) modify the subordination provisions applicable to Senior Subordinated Debt Securities or Subordinated Debt Securities in a manner adverse to the holders thereof;

        (h) reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults; or

        (i) modify any of the provisions of certain sections as specified in the Indenture including the provisions summarized in this paragraph, except to increase any such percentage or to designate additional provisions of the applicable Indenture, which, with respect to such series, cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as that series is concerned, compliance by NUI with certain covenants of the applicable Indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of, premium, if any, or interest on, any debt security of that series or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (Indentures, Section 9.8 and 5.13.)

Consolidation, Merger, and Sale of Assets

NUI, without the consent of any holders of any series of outstanding debt securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety (treating NUI and each of its subsidiaries as a single consolidated entity) to, any corporation, and any other corporation may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, NUI, provided that

        (a) the corporation (if other than NUI) formed by such consolidation or into which NUI is merged or which acquires or leases the assets of NUI substantially as an entirety is organized and existing under the laws of the United States of America, a state thereof or the District of Columbia, and assumes NUI's obligations under each series of outstanding debt securities and the Indentures applicable thereto;

        (b) the Trustee is satisfied that the transaction will not result in the successor being required to make any deduction or withholding on account of certain taxes from any payments in respect of the Securities;

        (c) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

        (d) the trustee shall have received an officer's certificate and an opinion of counsel with respect to compliance with the foregoing requirements. (Indentures, Section 8.1.)

Defeasance and Covenant Defeasance

The Indentures allow NUI to elect either (Indentures, Section 13.1):

(1) to defease and be discharged from all of its obligations with respect to any series of debt securities including, in the case of Senior Subordinated Debt Securities and Subordinated Debt Securities, the provisions described under "-- Subordination of Senior Subordinated Debt Securities and Subordinated Debt Securities" and except for the obligations to exchange or register the transfer of such debt securities, to replace temporary, mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, and to hold monies for payments in trust ("defeasance"); or

(2) to be released from its obligations with respect to any series of debt securities concerning the restrictions described under "--Consolidation, Merger and Sale of Assets" and any other covenants applicable to such debt securities including, in the case of Senior Subordinated Debt Securities and Subordinated Debt Securities, the provisions described under "--Subordination of Senior Subordinated Debt Securities and Subordinated Debt Securities," which are subject to covenant defeasance ("covenant defeasance"), and the occurrence of an event described and notice thereof in clauses (c) and (d) under "--Events of Default" shall no longer be an Event of Default, in each case, upon the irrevocable deposit with the trustee, in trust for such purpose, of money and Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on such debt securities on the scheduled due dates therefor.

Such a trust may only be established if, among other things (Indentures, Section 13.4),

        (a) NUI has delivered to the trustee (i) in the case of defeasance, an opinion of counsel stating that (A) NUI has received from, or there has been published by, the Internal Revenue Service a ruling, or (B)since the date of the applicable Indenture, there has been a change in the applicable United States federal income tax law, in the case of either
        (A) or (B) to the effect that the holders of such Securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Securities and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur or (ii) in the case of covenant defeasance, an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, and

        (b) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture shall have occurred and be continuing on the date of such deposit, and

NUI may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option. If NUI exercises its defeasance option, payment of such debt securities may not be accelerated because of an Event of Default. If NUI exercises its covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants noted under clause (2) above. If NUI omits to comply with its remaining obligations with respect to such debt securities under the applicable Indenture after exercising its covenant defeasance option, and if such debt securities are declared due and payable because of the occurrence of any Event of Default, then the amount of money and U.S. government obligations on deposit with the trustee may, in certain circumstances, be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the Event of Default; however, NUI will remain liable for making such payments. (Indentures, Article 13.)

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Indentures, Section 1.12.)

Regarding the Trustees

The Indentures contain certain limitations on the right of each trustee, should it become a creditor of NUI, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in certain other transactions with NUI; however, if the Trustee acquires any conflicting interest and there is a default under the debt securities issued under the applicable Indenture, the Trustee must eliminate such conflict or resign.
(Indentures, Section 6.8.)

Book Entry System

The debt securities of a Series may be issued in the form of one or more global certificates representing the debt securities (the "Global Securities") that will be deposited with a depository (the "Depository") or with a nominee for the Depository identified in the applicable prospectus supplement and will be registered in the name of the Depository or a nominee thereof. (Indentures, Section 3.1.) In such a case one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a Global Security may be transferred, in whole but not in part, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by NUI, or to a nominee of such successor Depository. (Indentures, Sections 2.6, 2.7 and 3.5.)

The specific depository arrangement with respect to any series of debt securities to be represented by a Global Security will be described in the applicable prospectus supplement. NUI expects that the following provisions will apply to depository arrangements.

Upon the issuance of any Global Security, and the deposit of such Global Security with or on behalf of the Depository for such Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such debt securities or by NUI, if such debt securities are offered and sold directly by NUI. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Global Security or by its nominee. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to own, pledge or transfer beneficial interests in such Global Securities.

So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in such Global Security will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

NUI understands that, under existing industry practices, if NUI requests any action of holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depository would authorize the participants to give such notice or take such action. In that case, participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in the applicable prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on debt securities represented by a Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Global Security.

NUI expects that the Depository for any debt securities represented by a Global Security, upon receipt of any payment of principal, premium or interest in respect of such Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. NUI also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of NUI, the trustee or any agent of NUI or the trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If the Depository for any debt securities represented by a Global Security is at any time unwilling or unable to continue as Depository or ceases to be registered or in good standing under the Securities Exchange Act of 1934, as amended, and a successor Depository is not appointed by NUI, NUI will issue such debt securities in definitive certificated form in exchange for such Global Security. In addition, NUI may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more Global Securities and, in such event, will issue debt securities of such series in definitive certificated form in exchange for all of the Global Security or Securities representing such debt securities. (Indentures, Section 2.7.)

                          Description of Capital Stock

As of September 30, 2001, our authorized capital stock was 30,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of that date, we had 13,755,038 shares of common stock outstanding, including 174,301 shares held in treasury, and no shares of preferred stock outstanding. We have summarized below the key terms and provisions of the Company's capital stock. The descriptions are not complete. You should read the actual provisions of our Certificate of Incorporation, as amended (our "Certificate of Incorporation"), and our bylaws that relate to your individual investment strategy. We have previously filed our Certificate of Incorporation and bylaws with the SEC.

Our transfer agent and registrar is American Stock Transfer & Trust Company, New York, New York.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock we may offer. If we offer preferred stock, we will describe the specific designations and rights in the prospectus supplement and we will file a description with the SEC.

Our Certificate of Incorporation authorizes us to issue up to 5,000,000 shares of preferred stock, none of which are currently outstanding. Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. The board of directors can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Shares of Series A Junior Participating Preferred Stock have been reserved for possible future issuance in connection with the Company's Shareholder Rights Plan, described below.

Common Stock

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "NUI." Any additional common stock we issue will also be listed on the New York Stock Exchange.

Dividends. Common shareholders may receive dividends if the board of directors declares them out of legally available funds. We may pay dividends in cash, stock or another form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders.

Dividend Restrictions. Our long-term debt agreements include, among other things, restrictions as to the payment of cash dividends. Under the most restrictive of these provisions, we were permitted to pay approximately $76.8 million of cash dividends as of September 30, 2001.

Fully Paid. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Voting Rights. Each share of common stock is entitled to one vote in the election of directors and other matters. A majority of the issued and outstanding voting stock constitutes a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding voting stock is required to effect certain fundamental corporate changes such as liquidation or merger. A vote by the holders of seventy five percent of the issued and outstanding voting shares is required to effect certain amendments to our Certificate of Incorporation. Common shareholders are not entitled to preemptive or cumulative voting rights.

Other Rights. We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Shareholder Rights Plan

In November 1995, the Company's Board of Directors adopted a Shareholder Rights Plan (the "1995 Plan") under which shareholders of our common stock were issued as a dividend one right to buy one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $50 (the "Right") for each share of common stock held. The Rights initially attached to the shares of our common stock and could have been exercised or transferred only if a person or group (an "Acquirer"), with certain exceptions, acquired, or commenced a tender offer to acquire beneficial ownership of 15 percent or more of our common stock. Each Right, except those held by the Acquirer, may have been used by the non-acquiring shareholders to purchase, at the Right's exercise price, shares of our common stock having a market value equivalent to twice the Right's exercise price, thus substantially reducing the Acquirer's ownership percentage.

Under the 1995 Plan, the Company could have redeemed the Rights at $0.001 per Right at any time prior to the occurrence of any such event. All Rights under the 1995 Plan were to have expired on November 27, 2005. The Shareholder Rights Plan was amended so that it was not triggered by the restructuring of the Company as a holding company. On March 1, 2001, upon restructuring as a holding company, we adopted a new Shareholder Rights Plan similar to the 1995 Plan (the 2001 Plan) except that all rights now expire on March 2, 2011.

                              Selling Shareholders

An unspecified number of shares of our common stock may be offered and sold under this prospectus by selling shareholders; provided, however, that no selling shareholder will be authorized to use this prospectus for an offer of such common stock without first obtaining our consent. We may consent to the use of this prospectus by selling shareholders for a limited period of time and subject to limitations and conditions, which may be varied by agreement between us and the selling shareholders. Information identifying any such shareholders and disclosing such information concerning the shareholders and the amount of common stock to be sold as may then be required by the Securities Act and the rules of the SEC will be set forth in a supplement to this prospectus.

                              Plan of Distribution

We and the selling shareholders may offer the securities to or through underwriters, through agents or directly to other purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered therein.

We and the selling shareholders may sell the securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each prospectus supplement will set forth the terms of the securities to which such prospectus supplement relates, including the name or names of any underwriters or agents with whom we or the selling shareholders have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds to us or the selling shareholders from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which such securities will be listed. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

The securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. The underwriter or underwriters with respect to each underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be offered and sold by us and the selling shareholders through agents designated by us or the selling shareholders, as the case may be, from time to time. Any agent involved in the offer and sale of any securities will be named, and any commissions payable by us or the selling shareholders, as the case may be, to such agent will be set forth, in the prospectus supplement relating to such offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase securities may be solicited directly by us or the selling shareholders and sales thereof may be made by us or the selling shareholders, as the case may be, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

We and the selling shareholders may also issue contracts under which the counterparty may be required to purchase securities. Such contracts would be issued for securities in amounts, at prices and on terms to be set forth in a prospectus supplement.

The anticipated place and time of delivery of securities will be set forth in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we or the selling shareholders will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us or the selling shareholders, as the case may be, pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us or the selling shareholders, as the case may be. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that:

o The purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject; and

o If the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

Any underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commissions received by them from us or the selling shareholders, as the case may be, and any profit realized by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and agents may be entitled, under agreements entered into with us or the selling shareholders, to indemnification by us or the selling shareholders, as the case may be, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Certain of such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for, us and our subsidiaries or the selling shareholders in the ordinary course of business.

The securities may or may not be listed on a national securities exchange or a foreign securities exchange, other than the common stock, which is traded on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be traded on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in those securities, but the underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurances can be given that there will be an active trading market for the securities.

                                  Legal Matters

The validity of the securities offered will be passed upon for us by Pitney, Hardin, Kipp & Szuch LLP, Morristown, New Jersey and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

                                     Experts

The consolidated financial statements incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended September 30, 2001, have been so incorporated in reliance on the report by Arthur Andersen LLP, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                       Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at, or obtain copies (at prescribed rates) by mail from, the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like NUI, that file reports electronically with the SEC. The address of that site is http://www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                                     PART II

                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by NUI Corporation in connection with the sale of the securities being registered, all of which expenses, except for the SEC registration fee, are estimates:

                  SEC Registration fee..........................$35,850
                  NYSE fee......................................  *
                  Trustee's fees................................  *
                  Printing expenses.............................  *
                  Legal fees and expenses.......................  *
                  Accounting fees and expenses..................  *
                  Miscellaneous.................................  *

                  Total.........................................  *


* To be filed by amendment.

Item 15.  Indemnification of Directors and Officers

Pursuant to the New Jersey Business Corporation Act, Section 14A:3-5, a New Jersey corporation may indemnify its directors, officers, employees or agents in their capacities as such, or when serving as such for any other enterprise at the request of the corporation (each such person a "Corporate Agent"), against expenses and liabilities in connection with any proceedings. Good faith and a reasonable belief that the conduct was in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, no reasonable cause to believe that the conduct was unlawful, must be found by a majority vote of a quorum of disinterest directors, by independent legal counsel in a written opinion or by the shareholders. In proceedings by or in the right of the corporation, a Corporate Agent, when the above standards of conduct are found as set forth in the previous sentence, may be indemnified for expenses. However, if a court judges a Corporate Agent liable to the corporation, no indemnification shall be provided except as such court deems proper. A Corporate Agent must be indemnified against expenses by the corporation to the extent such Corporate Agent has been successful on the merits or otherwise in a proceeding arising out of such Corporate Agent's duties. A corporation may pay the expense incurred by a Corporate Agent in advance of final disposition of the proceeding if such payments are authorized by the board of directors of the corporation upon the receipt of an undertaking by or on behalf of such Corporate Agent to repay such amount if it shall be ultimately determined that such Corporate Agent is not entitled to indemnification under Section 14A:3-5 of the New Jersey Business Corporation Act.

Our Certificate of Incorporation limits the liability of directors to the fullest extent permitted by New Jersey law. We have insurance policies covering certain of its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. In addition, we carry liability insurance on behalf of our directors and officers against expenses incurred in proceedings and for liabilities asserted against them by reason of their being or having been a director or officer.

Item 16.  Exhibits

See Exhibit Index.

Item 17. Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by us pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)       The undersigned registrant hereby further undertakes that:

                           (1)  For purposes of determining any liability under
the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424
(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (2)  For purpose of determining any liability under
the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (d) The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Bedminster, State of New Jersey, on the 30th day of January, 2002.

                                       NUI CORPORATION

                                       By: /s/ John Kean, Jr.
                                           -------------------------------------
                                           John Kean, Jr.
                                           President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Kean, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming what said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                       Title                                   Date
                ---------                                       -----                                   ----
                                            President, Chief Executive Officer and
/s/ John Kean, Jr.                          Director (Principal executive officer)            January 30, 2002
____________________________
JOHN KEAN, JR.

/s/ John Kean                               Chairman and Director                             January 30, 2002
____________________________
JOHN KEAN
                                            Senior Vice President, Chief Operating
/s/ A. Mark Abromovic                       Officer and Chief Financial Officer               January 30, 2002
____________________________
A. MARK ABRAMOVIC                           (Principal financial and accounting officer)

____________________________                Director                                          January ___, 2002
DR. VERA KING FARRIS

____________________________                Director                                          January ___, 2002
JAMES J. FORESE

/s/ J. Russell Hawkins                      Director                                          January 30, 2002
____________________________
J. RUSSELL HAWKINS

/s/ Bernard S. Lee                          Director                                          January 30, 2002
____________________________
BERNARD S. LEE

____________________________                Director                                          January ___, 2002
R. V. WHISNAND


                                INDEX TO EXHIBITS

Exhibit  Description

1.1*     Form of Underwriting Agreement (Equity).

1.2*     Form of Underwriting Agreement (Debt).

4.1      Form of Indenture.

4.2(1) Rights Agreement between NUI Corporation and American Stock Transfer & Trust Company dated as of March 2, 2001.

5.1      Opinion of Pitney, Hardin, Kipp & Szuch LLP.

12.1     Statement regarding computation of Ratio of Earnings to Fixed Charges.

23.1     Consent of Arthur Anderson LLP.

23.2     Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5.1).

24.** Power of Attorney (contained on the signature page of this Registration Statement).



* To be filed by amendment.

** Included elsewhere in this Registration Statement.

(1) Incorporated by reference to Exhibit 10.1 to NUI's Form 8-A dated March 2, 2001 and filed with the SEC on March 6, 2001.